Exhibit 10.8.2

Addendum No. 2 to Note

March 15, 2022

The promissory note, made by CorpHousing Group Inc., formerly Corphousing LLC (“Maker”) as of October 15, 2021, in the principal sum of $2,000,000 to THA Family II Limited Liability Company (“Holder”) is hereby modified as follows:

1.	Notwithstanding anything to the contrary contained in the Note, Maker and Holder agree that upon consummation of an initial public offering of the common stock of Maker for gross proceeds of $10 million or more (an “IPO”), at the closing of the IPO, 50% of all principal and interest on this Note (together with a prepayment premium on such portion of the principal) shall be converted into the shares of common stock and Warrants (and any other securities) comprising the units sold in the IPO, at a conversion price equal to 80% of the per-unit offering price in the IPO.

2.	For clarity, all original prepayment premiums of 20% of principal prepaid as prescribed by the original Note are reinstated and apply.

CORPHOUSING GROUP INC.

By:	/s/ Brian L. Ferdinand
Title:	CEO

THA FAMILY II LIMITED LIABILITY COMPANY

By:	/s/ Andrea Ferdinand
Title:	Manager